UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2013

SaaSMAX, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54504	27-4636847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7770 Regents Road, Suite 113-129

San Diego, California 92122

(Address of principal executive offices) (Zip Code)

(800) 748-7650

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 2, 2012, Board of Directors of the registrant dismissed Hamilton P.C. as its independent registered public accounting firm.  On the same date, the accounting firm of Kyle L. Tingle, CPA, LLC was engaged as the Registrant’s new independent registered public accounting firm.

The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Hamilton, P.C.

On November 2, 2012, the registrant engaged Kyle L. Tingle, CPA, LLC ("Tingle") of Las Vegas, Nevada as its independent accountant.  At the time of Tingle's engagement, Registrant was in the process of preparing its Quarterly 10Q Report for the nine months ended September 30, 2012 (the "9-30-12 10Q"). The Company provided Tingle with the documentation necessary for Tingle to review the 9-30-12 10Q.  On November 13, 2012, Tingle suggested by email that the Registrant file a Form 12b-25 Extension to file the 9-30-12 10Q, which the Registrant did.  Thus, the Registrant's last day to file the 9-30-12 10Q was extended to November 19, 2012 (the "Deadline").

Thereafter, on November 13, 2012, an email was received from Tingle asking that the Registrant execute a   Management Representation Letter, which was sent to Tingle on November 16, 2012. Also on November 13, 2012, Tingle sent an email to Registrant's Accountant commenting upon the 10Q information previously sent to Tingle.

On November 14, and 16th, the Registrant's Accountant, and CEO attempted to communicate with Tingle to get Tingle's comments on the 10Q documentation that had been sent to Tingle.  Tingle did not communicate with Registrant until  mid-day on November 19, 2012, which did not give the Registrant enough time to respond to Tingle's comments and file by the Deadline.  Registrant then filed its 10Q for the nine months ended September 30, 2012 on November 19, 2012. The 9-30-12 10Q filed on November 19, 2012 was not Reviewed.

On December 2, 2012, Tingle sent an email to Registrant regarding the filing of the 9-30-1210Q. Registrant's CEO and Accountant spoke with Tingle on December 3, 2012 about Tingle's December 2, 2012 email.  During that December 3, 2012 conversation, Tingle advised the Registrant that Tingle would take into advisement the substance of the information given to Tingle in the conversation. On December 5, 7, 10, and 11, information was sent to Tingle and attempts to communicate with Tingle were made by Registrant's Accountant .  Since December 3, 2012, and through January 24, 2013, Tingle has not responded to any attempts by Registrant's CEO, Accountant and Counsel to contact Tingle.

Registrant's Board of Directors has dismissed Tingle as Auditor as of January 23, 2013. Registrant has attempted to contact Tingle to discuss the foregoing.  Tingle has not been responsive to any such inquiries.

Tingle has not performed any audit services for the Registrant, nor did Tingle perform any review services for the Registrant for the subsequent interim periods. We have had no disagreements with Kyle L. Tingle, CPA, LLC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Kyle L. Tingle, CPA, LLC's satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with our financial statements.

There were no disagreements or other “reportable events” as that term is described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K, occurring within the registrant’s two most recent fiscal years and the subsequent interim periods through the date of dismissal.

On January 24, 2013, Registrant engaged Ronald R. Chadwick, P.C. as its independent accountant. During the most recent fiscal year, since inception, and the interim periods preceding the engagement, the registrant has not consulted Ronald R. Chadwick, P.C. regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The 9-30-12 10Q has been Reviewed and no changes or amendments were made to the financial information contained therein.

 We have provided Tingle with a copy of the foregoing disclosure, and have requested that Tingle furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Tingle agrees with such disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SaaSMAX, Inc. (Registrant)
Date: February 4, 2013
	By:	/s/ Dina Moskowitz
Dina Moskowitz
Chief Executive Officer Chief Financial Officer